                                                                Exhibit 10.05

[CONFIDENTIAL TREATMENT REQUESTED] /*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    CONFIDENTIAL

                            COMMERCIAL BUILDING LEASE

     This Lease made as of the 20th day of July 2004, by and between 890 East LLC, a Massachusetts limited liability company, having a place of business at 120 Lumber Lane, Tewksbury, Massachusetts (hereinafter referred to as "LANDLORD"), and Acusphere, Inc., a Delaware corporation, having a place of business at 500 Arsenal Street, Watertown, Massachusetts 02472 (hereinafter referred to as "TENANT").

                                   WITNESSETH

     1. EXHIBITS--The following exhibits are attached to this Lease and made a part hereof:

            Exhibit A--Description of PREMISES and Expansion Property. Exhibit B--Terms of Extension Periods.

     2. PREMISES--LANDLORD hereby demises and leases unto TENANT and TENANT hereby hires from LANDLORD, subject to the conditions hereinbelow set forth, the PREMISES, together with the right to use all sidewalks, parking areas, easements, rights of way and other means of access to and from public ways and adjoining properties being the entire 58,398 square foot building (the "BUILDING")] now commonly known and numbered as 890 East Street, Tewksbury, Massachusetts and more particularly described in Exhibit A (hereinafter called "the PREMISES"), and subject to a certain short term lease by and between 890 East LLC and Muro Pharmaceutical, Inc., a copy of which is attached hereto as Exhibit B.

     To the extent that the "as is" condition of the PREMISES leased to TENANT includes furniture, such furniture are considered part of the PREMISES. To the extent, if any, that TENANT desires to remove such LANDLORD provided furniture, it will do so in coordination with the LANDLORD.

     To the extent that any Expansion Property (as defined in Section 30 hereof) is added to the space demised under such Lease, such Expansion Property, together with the original PREMISES, shall thereafter be referred to as the "EXPANDED PREMISES."

     The PREMISES and the Expansion Property constitute LANDLORD'S entire holdings (the "Landlord Development") at 890 East Street. In calculating the payment of Taxes and
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CAM, TENANT'S Proportionate Share relating to the Premises before the addition of any Expansion Property shall be seventy-seven and one-half percent (77.5%).

     3. TERM--TO HAVE AND TO HOLD, the PREMISES for an original term of five (5) years and nine (9) months unless sooner terminated or extended as hereinafter provided (the "TERM"). The Term shall commence on August 1, 2004 (the "Commencement Date") and expire on April 30, 2010, unless further extended hereunder.

     3.1. OPTION OF LANDLORD TO DEEM HOLDOVER RENEWAL OF LEASE OR TO REMOVE TENANT.--If TENANT holds over for more than one day after the Term (or any Extension Period) expires without LANDLORD'S consent, LANDLORD may either deem such holdover a renewal of this Lease for an additional term of one year under the same terms, covenants, and conditions in effect under the Lease immediately prior to such holdover thereof or take all required steps to remove TENANT from the PREMISES.

     4. EXTENSION OPTION--TENANT shall have two (2) five (5) year options to extend the term of this Lease (such extension period individually referred to as an "EXTENSION PERIOD" and collectively referred to as the "EXTENSION PERIODS") commencing upon the day after the expiration date of the then original term and extension period, if applicable, provided that TENANT shall not be in default under any of the terms of this Lease beyond applicable grace periods at the time of the exercise of this option, and that TENANT continues to occupy the PREMISES. If TENANT elects to exercise this option, it shall do so by giving written notice of such election to LANDLORD at any time during the term of this Lease before the date which is twelve (12) months prior to the commencement of the EXTENSION PERIOD for which such election is exercised. Such EXTENSION PERIODS shall be upon the terms and conditions set forth in Exhibit C of this Lease.

     5. RENT--TENANT agrees to pay LANDLORD as base rent for the PREMISES the amounts set forth below. Until further notice from LANDLORD, all rent and other payments due hereunder to LANDLORD shall be payable by check to "890 East LLC" located at 120 Lumber Lane, Tewksbury, Massachusetts 01876.

Annual base rent for the initial lease term shall be as follows:

                                                                        ANNUAL RENT      MONTHLY RENT
                                                                        -----------      ------------
Initiation Period (9 months)        August 1, 2004 - April 30, 2005         NONE             NONE

First Year (12 months)              May 1, 2005 - April 30, 2006       $408,786.00      $34,065.50

Second Year (12 months)             May 1, 2006 - April 30, 2007       $467,184.00      $38,932.00

Third Year (12 months)              May 1, 2007 - April 30, 2008       $525,582.00      $43,798.50


Fourth Year (12 months)             May 1, 2008 - April 30, 2009       $583,980.00      $48,665.00

Fifth Year (12 months)              May 1, 2009 - April 30, 2010       $642,378.00      $53,531.50


Said base rent shall be payable in equal monthly installments (one-twelfth (1/12) of annual base rent) in advance on the first day of each month commencing on May 1, 2005. Said base rental rate is net to LANDLORD with the TENANT being responsible to pay to LANDLORD for additional rent and operating expenses as described below in Section 6, including, but not limited to, Taxes, insurance, utilities, and Common Area Maintenance ("CAM").

     6.     ADDITIONAL RENT--TAXES/INSURANCE, MAINTENANCE

     (A) TENANT further agrees that during the original term of this Lease, including the Initiation Period, and any EXTENSION PERIOD and for such further time as TENANT shall hold the PREMISES, or any part thereof, TENANT shall pay to LANDLORD, as additional rent, the following:

     (i) TENANT'S Proportionate Share of all real estate taxes and tax-related assessments whatsoever, except betterment assessments (collectively "Taxes"), assessed against the LANDLORD during the term of this Lease and for such further time as TENANT shall hold the PREMISES or any part thereof, LANDLORD hereby agreeing to furnish TENANT with copies of all bills for such Taxes, as well as copies of information pertaining to any abatement of such Taxes. All payments for Taxes shall be made directly by LANDLORD to the appropriate taxing authority upon receipt of tax installment bills. Within a reasonable time, LANDLORD shall furnish TENANT with a statement of TENANT'S Proportionate Share of such Taxes, along with a copy of LANDLORD'S payment. Within thirty (30) days of receipt, TENANT shall reimburse LANDLORD for TENANT's Proportionate Share of such Taxes for said tax installment bills. TENANT shall be liable for any interest or penalty charges incurred by LANDLORD which may result from late payment of said reimbursement of Taxes by TENANT. In addition to the foregoing, TENANT shall be solely responsible for all personal property taxes of every nature imposed upon all fixtures, equipment and other personal property of every nature on the PREMISES belonging to TENANT. At TENANT'S good faith request or upon the independent determination of LANDLORD, LANDLORD shall seek an abatement of such Taxes. TENANT shall be entitled to receive, from LANDLORD, TENANT'S Proportionate Share of any abatement or refund of said Taxes for any tax year for which TENANT shall have paid a portion to LANDLORD any amount of said Taxes, less reasonable expenses, including reasonable attorneys' fees incurred by LANDLORD in obtaining such abatement. If TENANT requests that LANDLORD seek such an abatement, and the

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            abatement is not successful, then TENANT shall reimburse LANLDORD for reasonable expenses, including reasonable attorneys' fees, incurred in prosecuting such abatement attempt.

     (ii) LANDLORD shall obtain and TENANT shall, within thirty (30) days of receipt of an invoice, reimburse LANDLORD for TENANT'S Proportionate Share of all insurance related to the building as set forth in
            Section 12.

     (iii) TENANT further agrees that during the original term of this LEASE, including the Initiation Period, and any EXTENSION PERIOD and for such further time as TENANT shall hold the PREMISES, or any part thereof, TENANT shall pay directly to the provider thereof all charges for heat, water & sewer, gas, electricity and all other utilities services furnished to the PREMISES. Upon LANDLORD'S written request, the TENANT shall furnish to the LANDLORD official receipts or other satisfactory proof of payment within a reasonable time after the LANDLORD'S demand.

     (iv) TENANT further agrees that during the Term of this LEASE, excluding the Initiation Period, and any EXTENSION PERIOD and for such further time as TENANT shall hold the PREMISES, or any part thereof, TENANT shall reimburse LANDLORD for TENANT's Proportionate Share of all reasonable CAM costs incurred by LANDLORD, including costs relating to those items depicted on Exhibit D. It is understood that CAM is not intended to cover any capital improvements to the PREMISES. It is understood that CAM costs shall not be marked-up from their actual costs by LANDLORD. Attached hereto as Exhibit D is a proposed CAM budget for the remainder of 2004, which includes line items for each category of services for which LANDLORD shall seek CAM reimbursement, including LANDLORD'S management fee (the "Management Fee"). The Management Fee for Landlord Development shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] /*/ ($ [CONFIDENTIAL TREATMENT REQUESTED] /*/) for the first twelve (12)months of the lease, nor shall the management fee increase by more than [CONFIDENTIAL TREATMENT REQUESTED] /*/ percent ([CONFIDENTIAL TREATMENT REQUESTED] /*/ %) per year. Based on such line items on Exhibit D, LANDLORD shall invoice TENANT for the actual cost of the CAM incurred during any month for any lease year, or portion of a lease year, during the Term or any Extension Periods. TENANT shall not be responsible for any CAM charges incurred prior to the commencement of the Term or for any CAM charges in the months following the expiration of the Term or, if applicable, any Extension Periods.

     (B) ALL OBLIGATIONS OF TENANT CONSIDERED ADDITIONAL RENT The foregoing (i-iv) obligations of the TENANT shall be deemed to be additional rent hereunder: all interest and penalties that may accrue on such items because of the TENANT'S failure to pay the same; and all damages and expenses that LANDLORD may incur because of TENANT'S default or failure to comply with the lease terms shall also be due as additional rent within thirty (30) days of TENANT'S receipt of an invoice specifying such interest, penalties, damages or expenses and accompanied by reasonable documentation evidencing the same. In the event of TENANT'S nonpayment of any of the foregoing, LANDLORD shall have the same rights and remedies as it has for nonpayment of the base rent.

     7.     LANDLORD'S WARRANTY/QUIET POSSESSION

     LANDLORD represents and warrants to TENANT that LANDLORD owns, manages, controls and/or operates the PREMISES and has the lawful right and authority to enter into this Lease and the right, power and interest in the PREMISES to allow TENANT to make use of the PREMISES described herein for the entire term hereof (including the EXTENSION PERIODS) subject to the lease attached hereto as Exhibit B.

     If in the future it is determined that the PREMISES are not in compliance with the Americans with Disabilities Act of 1991 (the "ADA") and notice is received from any enforcement authority that compliance is necessary, LANDLORD agrees to take such actions as are necessary to make the PREMISES compliant, unless such non-compliance is a direct result of actions by TENANT or result from a specific TENANT use of the PREMISES that would not be deemed non-compliance for general use of the Building, in which case TENANT shall take such actions as are necessary to make the PREMISES compliant. If any elevators in the PREMISES are determined in the future to be not in compliance with the ADA, LANDLORD and TENANT shall each be responsible for 50% of the costs to put such elevator in compliance.

     At the commencement of the Term, the TENANT shall accept the building improvements, and any equipment on or in the PREMISES, in their existing condition. No representation, statement, or warranty, express or implied, has been made by or on behalf of the LANDLORD as to such condition, or as to the use that may be made of such PREMISES. In no event shall the LANDLORD be liable for any defect in such property or for any limitation of its use.

     8.     TENANT'S FIXTURES/ALTERATIONS/IMPROVEMENTS

     (A)    TENANT'S IMPROVEMENTS.

            (i) LANDLORD and TENANT acknowledge that LANDLORD has approved a conceptual plan dated June 24, 2004, of TENANT's proposed tenant improvements (as defined in Section 12 of this Lease, the "Tenant Improvements") at the PREMISES (the "Conceptual Plan"); and

            (ii) TENANT shall proceed to develop construction plans (the "Construction Plans") to apply for a building permit for the Tenant Improvements and to bid out such Tenant Improvement Work to a contractor. TENANT shall submit the Construction Plans to LANDLORD. LANDLORD shall, within ten (10) days after submittal by TENANT, either approve such Construction Plans or return them to TENANT, with specific requirements to be included before such Construction Plans can be approved, with a subsequent approval to be made within five (5) days of receipt of such modified Construction Plans incorporating such requirements. LANDLORD shall not unreasonably withhold, condition or delay its approval of such Construction Plans. The failure of LANDLORD to respond within such time frame shall be deemed approval of such Construction Plans.

     (B) Other than the Tenant Improvements, TENANT shall not, except as provided in Section 8(D) of this Lease, make any additions, alterations or improvements in or to the PREMISES without the LANDLORD'S written consent. The TENANT may remove or replace its movable trade fixtures, equipment, manufacturing process equipment and any utilities or specialized equipment that supports such manufacturing operations (collectively, "TENANT'S Equipment and Fixtures") if it repairs any damage caused by the removal of such TENANT'S Equipment and Fixtures. The TENANT'S failure to remove TENANT'S Equipment and Fixtures or any of its property at the termination of this lease term may be deemed abandonment of such property by the LANDLORD.

     (C) PRECONDITIONS. Before commencing any work, including the Tenant Improvements, or installing any of TENANT'S Equipment and Fixtures, TENANT shall:

            (i) PERMITS. Obtain the necessary consents, authorizations, and licenses from federal, state, and/or municipal authorities having jurisdiction over the work to be done. No work shall be started nor TENANT'S Equipment and Fixtures installed until all such necessary consents, authorizations, and licenses shall have first been duly obtained by the TENANT, its contractor, or other persons doing the work or installing the equipment on the TENANT'S behalf;

            (ii) CONTRACTS. Enter into a contract with its contractor and/or other persons who will do the work and install TENANT'S Equipment and Fixtures. Such contract will provide, among other things: that the work shall be done and TENANT'S Equipment and Fixtures installed in a good workmanlike manner in accordance with the Construction Plans or other plans and specifications previously approved and consents, authorizations, and licenses previously obtained; that the contractor or other persons above referred to will look solely to TENANT for payment and TENANT will cause LANDLORD and the demised premises to be free from all liens and claims of all persons furnishing labor or furnishing materials therefore, or both. In connection with each payment under such contract, TENANT shall obtain lien waivers in connection with any previous payments made to such contractor or its subcontractor. At the written request of LANDLORD, a copy of the contract and copies of such lien waivers shall be furnished to LANDLORD;

            (iii) INDEMNIFICATION. TENANT shall also indemnify and save harmless the LANDLORD against all bills for labor performed, TENANT'S Equipment and fixtures and material furnished to TENANT in connection with work and against all liens, bills, or claims therefor or against the demised premises and from and against all loss, damages, costs, expenses, suits, claims, and demands whatsoever; and

            (iv) LAWS; INSURANCE. In connection with the Tenant Improvements, the installation of TENANT'S Equipment and Fixtures, and any further additions, alterations or improvements to the PREMISES, TENANT, at its expense, shall promptly comply with all applicable federal, state, city, and other governmental laws, ordinances, orders, and rules, and shall reimburse LANDLORD for all expenses incurred on account of TENANT'S failure to comply. All such expenses incurred by LANDLORD shall be deemed additional rent under this lease, which shall be due and payable to LANDLORD on the first day of the month immediately following their payment by LANDLORD. All persons who do work or install TENANT'S Equipment and Fixtures, whether TENANT, its contractors, or other persons, must be fully covered by workmen's compensation insurance, and the certificate therefore must be furnished to LANDLORD before any such work is commenced. TENANT shall indemnify and hold LANDLORD harmless from all claims for personal injury, death, or property damage occurring during the progress, or as a result, of any work done by or on behalf of TENANT in or about the demised premises.

     (D) All TENANT'S Equipment and Fixtures, which may at any time be installed or placed in or upon the PREMISES, by or at the expense of TENANT, are and shall remain the property of TENANT, and TENANT shall remove the same and repair all damage to the PREMISES caused by such installation and removal prior to or at the expiration date of the term or the EXTENSION PERIOD of this Lease.

     Notwithstanding the foregoing, TENANT may make non-structural alterations, additions or improvements to the PREMISES without the prior written consent of LANDLORD; however, any alterations, additions or improvements that would affect the structural integrity of the Base Building shall require LANDLORD'S prior consent, which shall not be unreasonably withheld, conditioned or delayed.

     9. ASSIGNING AND SUBLETTING--Except as provided herein, TENANT shall not assign this Lease or any interest therein without the prior written consent of LANDLORD. Such consent shall not be unreasonably withheld, conditioned or delayed provided that (a) TENANT remains liable for all payments and other obligations under this Lease, (b) TENANT is not at the time of such assignment, letting or subletting in default under this Lease beyond applicable periods of notice and cure, (c) LANDLORD has received 10 business days' prior written notice of the assignment or sublease, (d) LANDLORD receives a true copy of the assignment document, (e) the assignment or sublease is specifically by its terms made subject to this Lease and (f) LANDLORD shall have the right, without establishing priority and without relieving TENANT of liability hereunder, to collect rentals directly from the assignee, or, if TENANT is in default of rental or additional payments hereunder, to collect rentals directly from the subtenant. No subletting by TENANT shall in any way impair the continuing primary liability of TENANT hereunder, and no consent to any assigning or subletting in a particular instance shall be deemed to be a waiver of the obligation to obtain LANDLORD'S approval in the case of any other assignment or subletting. To the extent that this Section 9 conflicts with the Leasehold Mortgage Protections contained on Exhibit E attached hereto, such Leasehold Mortgage Protections shall control.

     Notwithstanding the foregoing, TENANT shall have the right to assign this Lease to an entity in which TENANT owns at least a fifty percent (50%) interest, an entity which owns or controls a fifty percent (50%) interest in TENANT, or an entity which is under common control of TENANT, without LANDLORD'S consent. Furthermore, TENANT shall have the right to assign this Lease to any entity which is formed as a result of a merger or consolidation involving TENANT, or an entity which acquires substantially all of the assets of TENANT, without further consent from the LANDLORD, provided that the surviving entity following such merger or consolidation or the entity which acquires all of the assets of TENANT has, following the consummation of such transaction, a net worth equal to or greater than that of TENANT immediately prior to such transaction. While no LANDLORD consent is required for transactions described above in this subparagraph, TENANT shall promptly notify LANDLORD of the occurrence of any such transaction and shall provide LANDLORD, upon its written request, with any reasonable additional information requested by LANDLORD in connection with such transaction.

     10.    REPAIRS AND MAINTENANCE

     (A) LANDLORD shall not have any obligation to make any repairs or alterations to the PREMISES or any part thereof, except as otherwise expressly provided in this Lease. Throughout the TERM and any EXTENSION PERIODS, TENANT covenants and agrees to maintain the PREMISES and all additions and improvements made upon them in such repair, order and condition as the same are in at the commencement of said term or may be put in by LANDLORD or TENANT during the continuance thereof, reasonable wear and tear, damage by fire or any other casualty, taking by eminent domain, and items which LANDLORD is expressly obligated to repair only excepted. Without limiting the generality of the foregoing, TENANT's responsibilities shall include providing regular maintenance and repairs to all heating, air conditioning, hot water and other equipment serving the PREMISES as well as providing janitorial and cleaning services and repairing any damage to the PREMISES not caused due to the negligence, fault or misconduct of LANDLORD.

     TENANT shall not permit or commit any waste. If repairs are required to be made by TENANT pursuant to the terms hereof, LANDLORD may demand that TENANT make the same forthwith, and if TENANT refuses or neglects to commence such repairs within 30 days after written notice and to complete the same within reasonable dispatch after such demand, LANDLORD may (but shall not be required to) make or cause such repairs to be made. If LANDLORD makes or causes such repairs to be made, TENANT agrees that TENANT shall forthwith, within 30 days of written demand, which demand shall include invoices or other reasonable evidence of such sums expended by LANDLORD, pay to LANDLORD the cost thereof, and if TENANT shall default in such payment, LANDLORD shall have the remedies provided for the nonpayment or rent or other charges hereunder.

     (B) LANDLORD covenants and agrees that LANDLORD will (i) provide the services and perform the maintenance obligations identified on Exhibit D hereto (for CAM reimbursement) and (ii) make all necessary repairs and replacements to the structure of said building, and the roof (however, Tenant shall be responsible for any and all damage caused by or as a result of work performed on or about the roof by or on behalf of the Tenant. Tenant shall be responsible for Tenant's failure to maintain the same.) TENANT shall be responsible to make and pay for all other repairs and replacements.

     11.    FIRE, CASUALTY, EMINENT DOMAIN

     Should the PREMISES be damaged by fire or other casualty, the LANDLORD shall restore the Base Building (as defined in Section 12 of this Lease), and TENANT shall restore the Tenant Improvements (as defined in Section 12 of this Lease). LANDLORD shall not be required to expend in excess of the Base Building Insurance Proceeds and TENANT shall not be obligated to expend in excess of the Tenant Improvement Insurance Proceeds (as such terms are defined in Section 12 of this Lease) in undertaking such restoration. LANDLORD and TENANT agree to cooperate in connection with any such restoration to insure that the timing of the restoration work and the coordination of permitting and construction work is done in a manner to most efficiently and rapidly complete such restoration work.

     Notwithstanding the foregoing, if TENANT, in its reasonable judgment determines that the Base Building and Tenant Improvements cannot be restored to an operating manufacturing facility within four (4) months of such fire or other casualty, than TENANT, by notice to LANDLORD, within sixty (60) days of such fire or other casualty may elect not to undertake such restoration. In such event, LANDLORD shall be relieved of its obligation to restore the Base Building and this Lease shall terminate and the Tenant Improvement Insurance Proceeds shall be disbursed as set forth in Section 12 hereof.

     When such fire or casualty renders the PREMISES substantially unsuitable for their intended use, a proportionate abatement of rent shall be made.

     12.    INSURANCE

     (A)    TENANT at its own cost and expense shall also provide and maintain:

            (i) Commercial general liability insurance having a minimum per occurrence limit of $5,000,000 against all claims which may be brought for bodily injury, death or damage to property of third persons; and
            (ii) Workers' Compensation Insurance or insurance required by similar employee benefit acts as well as insurance having a minimum per occurrence limit of $1,000,000 against all claims which may be brought for personal injury or death of TENANT'S employees.

     At the commencement of the TERM, TENANT shall deliver to LANDLORD certificates of insurance evidencing coverage as required above. TENANT shall be responsible for maintaining required insurance during the TERM and any EXTENSION PERIODS thereafter and providing certificates to evidence the satisfaction of this responsibility.

     (B) LANDLORD will maintain, and ensure that its agents and contractors maintain, reasonable levels of Workers' Compensation Insurance or insurance required by similar

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employee benefit acts with respect to any and all employees, agents and contractors of LANDLORD who perform work at the PREMISES.

     (C) TENANT also shall maintain property insurance covering property damage. Covered property shall include all Tenant Improvements (as defined before) and all other TENANT'S Equipment and Fixtures and personal property utilized by TENANT at the PREMISES. Such insurance, with respect only to Tenant Improvements, shall name Massachusetts Development Finance Agency ("MassDevelopment") (in its capacity as lender under a separate $2,000,000 loan facility (the "MassDevelopment Loan")) as additional loss payees, as its interests may appear. Such insurance shall be written on an "all risk" of physical loss or damage basis including the perils of fire, extended coverage, wind storms, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance claim of the policies of insurance, with a deductible amount not to exceed $100,000.00

     LANDLORD shall maintain, as to the Base Building, insurance written on an "all risk" of physical loss or damage basis including the perils of fire, extended coverage, wind storm vandalism, malicious mischief, sprinkler leakage, flood and earthquake, and loss of rents for the full replacement cost value of the covered items and in amounts that meet any co-insurance claim of the policies of insurance, with a deductible amount not to exceed $100,000.00.

     During the term of the Lease, all Tenant Improvements shall remain the property of TENANT; however, at the end of the Term (or any EXTENSION PERIODS) or at the earlier termination of the Lease, all of such Tenant Improvements shall become the property of LANDLORD.

     As used herein, Base Building shall mean the existing Building at 890 East Street, Tewksbury, Massachusetts, the portion of the land comprising the Landlord Development on which the Building is located, and any existing improvements constructed thereon, as of the date of this Lease.

     As used herein, Tenant Improvements shall include all of the work performed by TENANT at the PREMISES and approved by LANDLORD pursuant to the provisions of
Section 8 of this Lease, defined as the structural work, exterior closure work, sanitary systems, interior finish work, building electrical systems and utility systems, but excluding any of TENANT'S Equipment and Fixtures.

     As referenced in Paragraph 11 of this Lease, upon any fire or other casualty the proceeds of the insurance carried by TENANT (the "Tenant Improvement Insurance Proceeds") and LANDLORD (the "Base Building Insurance Proceeds") may be utilized for restoration of the Base Building and the Tenant Improvements. In the event that a decision is made not to undertake such restoration, then all of the Base Building Insurance Proceeds shall be paid to LANDLORD and the Tenant Improvement Insurance Proceeds shall be disbursed as follows:

     First, to the repayment of the MassDevelopment Loan;

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     Second, to the cost of demolition and removal and repair of the Base
Building caused thereby of any Tenant Improvements (to the extent required by LANDLORD); and

     Third, any remaining amount of Tenant Improvement Insurance proceeds shall be paid to TENANT.

     (D) Ten (10) days prior to the expiration of each such policy, TENANT shall deliver a binder renewing each such policy, which binder shall provide that at least ten days' written notice of any change in or cancellation thereof shall be given by the insurance company to LANDLORD. TENANT shall pay the premiums for renewal insurance and provide to LANDLORD a copy of the original policy or certificate thereof and duplicate receipt evidencing payment thereof.

     (E) At the commencement of the term of this Lease, LANDLORD will deliver to TENANT the PREMISES insurable as called for herein in its current "as is" condition; thereafter TENANT shall not violate or permit to be violated any of the conditions or provisions of any such policy, and TENANT shall perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing satisfactory to LANDLORD shall be willing to write and/or continue such insurance.

     13.    EMINENT DOMAIN

     (A) LANDLORD agrees to promptly provide TENANT with copies of any notices of taking or other information that become available to LANDLORD regarding the potential loss of any portion of the PREMISES due to eminent domain.

     (B) In the event of any taking for any public or quasi-public use by exercise of the right of eminent domain or by deed in lieu thereof between LANDLORD and those having the authority to exercise such right (hereinafter called "Taking") of the whole of the PREMISES then this Lease and the term hereof shall cease and expire as of the date of such Taking and the base rent under Section 5 and any additional rent and all other charges paid for a period after such Taking shall be refunded to TENANT within ten (10) calendar days.

     (C) In the event of Taking of a substantial part of the PREMISES or in the event of a Taking so as to prevent or substantially prevent adequate access to or the intended use of PREMISES, then TENANT may elect to terminate this Lease by giving notice of termination to LANDLORD on or before the date which is ninety (90) days after receipt by TENANT of notice that the Taking or denial or diminishing of access or termination of the TENANT'S lease shall have occurred. Upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and the base rent under Section 5 and any additional rent and charges paid for a period after such date of termination shall be refunded to TENANT within ten (10) calendar days.

     (D) If this Lease be not terminated or if TENANT does not elect to terminate this Lease as aforesaid then the award or payment for the Taking shall be paid to and used by LANDLORD for restoration as hereinafter set forth and LANDLORD shall promptly commence and with due diligence continue to restore the PREMISES remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. During the period of any restoration, the base rent under Section 5, additional rent, and other charges shall be abated justly and equitably. Nothing herein contained shall be deemed or construed to prevent either LANDLORD or TENANT from enforcing and prosecuting a claim for the value of its respective interest in any condemnation proceedings.

     (E) TENANT'S right to recover damages in case of any Taking, shall not be affected, prejudiced, restricted or limited whether or not this Lease has been terminated because of such Taking or is subject to termination. Nothing herein contained shall prohibit TENANT (in addition to the foregoing) from interposing and prosecuting in any condemnation proceeding, independent of any claim of LANDLORD, claims for which the TENANT may be entitled to recover. Furthermore, to the extent that TENANT makes improvements to the PREMISES, LANDLORD will provide reasonable assistance to TENANT in seeking to recover damages for any loss due to a Taking.

     14. MORTGAGES--This Lease shall be subject and subordinate in all respects, except for TENANT Improvements and other property of TENANT, to the first mortgage granted by LANDLORD. Except for such encumbrance, this Lease shall be subject and subordinate in all respects to all future mortgages granted hereafter by LANDLORD, which may hereafter affect the PREMISES and each and every of the advances which have heretofore been made or which may hereafter be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the holder of any such mortgage delivers to TENANT (provided there are no incurred defaults on the part of TENANT) a written agreement in recordable form consenting to this Lease and agreeing that TENANT shall not be disturbed or canceled at any time, except in the event LANDLORD shall have the right to terminate this Lease under the terms and provisions set forth herein, and agreeing further that proceeds of insurance and taking awards be applied as provided for in this Lease. In confirmation of such subordination, TENANT shall execute promptly, without cost or charge, any reasonable instruments or certificates that LANDLORD or any mortgagee may require.

     Within ten days after LANDLORD'S request, TENANT shall deliver in recordable form a certification to any proposed mortgagee, trustee, or purchaser, certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by TENANT.

     (A) MORTGAGE OF LEASE. TENANT is given and has the absolute right, without LANDLORD'S consent, to mortgage its interest in this lease, except that no such mortgage shall extend to or affect the fee, the reversionary interest, or the estate of LANDLORD in and to any land or building and improvements, other than the Tenant Improvements, now or hereafter erected on the leased property.

     Any leasehold mortgagee, including TENANT'S initial leasehold mortgagee, MassDevelopment shall have the benefit of the leasehold mortgagee protection provisions attached hereto as Exhibit E. Within ten (10) days of the request of any leasehold mortgagee, LANDLORD shall deliver in recordable form a certification to such leasehold mortgagee certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by LANDLORD.

     15. TENANT'S COVENANTS. In addition to all other covenants and agreements of TENANT contained herein, TENANT hereby covenants with LANDLORD that:

     TENANT during the said term and for such further time as it shall hold the PREMISES or any part thereof will pay all charges for trash removal, fire sprinkler maintenance, heat, water, gas, electricity, sewerage, and all other utilities services used by TENANT upon the PREMISES. Furthermore, LANDLORD agrees to cooperate with TENANT in making any necessary utility connections available to TENANT; provided LANDLORD shall incur no expense for same.

     TENANT will save LANDLORD harmless from all loss and damage occasioned by the use of water in or escape of water from the PREMISES or by the bursting or cracking of the water pipes, including the sprinkler system, if any, except for such loss or damage caused by the gross negligence and willful misconduct of LANDLORD, its agents, employees, servants, or contractors or LANDLORD'S failure to properly make repairs required to be made by LANDLORD hereunder;

     TENANT at the expiration of said term will remove its goods and effects and those of all persons claiming under it and will peaceably yield up to LANDLORD the PREMISES and all additions and improvements made upon them (except those which TENANT is permitted to remove hereunder) and leave them clean and in such repair, order and condition as the same are in at the commencement of said term or may be put in by LANDLORD or TENANT during the continuance thereof, reasonable wear and tear and damage by fire or any other casualty or takings excepted;

     TENANT will not commit any unreasonable nuisance on the PREMISES;

     TENANT will not carry on any business, trade or occupation upon the PREMISES or make any use thereof which shall be unlawful or offensive or contrary to any law or ordinance in force from time to time;

     TENANT will not do any act or thing upon the PREMISES which will make it uninsurable against otherwise insured casualty or which, except for improvements to the PREMISES and occupancy and reasonable use of the PREMISES, is liable to increase the premium for casualty insurance on the PREMISES over the normal premium at the time in question for the stipulated use of the PREMISES, and if such premiums are increased, TENANT shall pay the reasonable amount of such increase;

     TENANT will keep the PREMISES reasonably equipped with all safety appliances required by law or ordinance, or any order or regulation of any public authority because of the use made of the PREMISES;

     TENANT will, except only for LANDLORD responsibilities defined in Section 10, make all repairs, alterations and replacements so required, in a good and workmanlike manner, and will promptly cause the release of or bond over any liens that attach to the PREMISES as a result thereof;

     TENANT will obtain any authorizations or licenses required for TENANT'S use or repair of the PREMISES;

     TENANT will permit LANDLORD or its agents, during the term during normal business hours and with TENANT'S prior approval, which approval TENANT agrees not to unreasonably withhold or delay (or at any time in the event of an emergency), to enter to view the PREMISES and make repairs or improvements, but LANDLORD will not be required to do so, except as otherwise expressly provided in this Lease. It is understood and agreed by LANDLORD that, except in the event of an emergency, that certain sections of the PREMISES (e.g. clean rooms) may have access restrictions imposed in compliance with good manufacturing procedures or as required by regulatory authorities;

     TENANT will permit LANDLORD to show PREMISES to others at mutually agreeable times during normal business hours, and at any time during normal business hours within one (1) year prior to the expiration of the term (as the same may be extended), may affix to any suitable part of the exterior of the PREMISES a notice of reasonable size for letting or selling the PREMISES and keep the same as affixed without molestation by TENANT. It is understood and agreed by LANDLORD that TENANT may require visitors to sign non-disclosure agreements before touring portions of the PREMISES and that certain sections (e.g. cleanrooms) of the PREMISES may have access restrictions imposed in compliance with good manufacturing procedures or as required by regulatory authorities.

     TENANT will permit LANDLORD to cure any breach (after the expiration of any cure period) by the TENANT, and in the event of a breach, to pay the LANDLORD, as additional rent, its reasonable expenses, including attorneys' fees, incurred by LANDLORD in curing any breach or enforcing its rights hereunder within thirty
(30) days of TENANT'S receipt of an invoice therefor with supporting documentation; and

     Notwithstanding anything to the contrary contained in this LEASE, TENANT has had an opportunity to inspect the PREMISES and is fully and completely satisfied with the condition thereof and agrees to accept the same in "as is" condition and that the LANDLORD has no obligation to repair, replace, and/or construct any portion of PREMISES except that necessary to (i) have the HVAC system in working condition on the Commencement Date of LEASE; (ii) remove all signage referring to the former tenant; and (iii) repair any holes to the exterior of the building caused by such signage. Such repairs shall include repairs to the area over the front entranceway where removal of prior signage has led to some rust, holes and chipping of the stucco exterior. At the expiration of the term, TENANT shall deliver the PREMISES in "broom clean condition".

     16. TENANT'S DEFAULT--Notwithstanding anything to the contrary in this LEASE, LANDLORD may terminate this lease in any of the following circumstances:

     (a) if any sum or sums due as rent or additional rent as herein provided and set forth or any part thereof shall be unpaid for a period of ten (10) days from the date said sum or sums are due and TENANT shall have failed to pay such sums in full within ten (10) days after written notice of such default has been given by LANDLORD to TENANT, or

     (b) if TENANT shall violate or be in default in its observances or performance of any of its covenants herein contained, except default in the payment of base rent or additional rent, and shall have failed to take and prosecute appropriate steps to reasonably remedy such breach or default within twenty (20) days after written notice of such breach or default has been given by LANDLORD to TENANT, or

     (c) if the estate hereby created shall be taken on execution or other process of law and shall not be redeemed for twenty (20) days after LANDLORD shall have given TENANT written notice of such taking, or

     (d) if TENANT be declared bankrupt or insolvent according to law, however, in the case of the commencement of an involuntary bankruptcy, it shall not be a default if TENANT causes such case to be dismissed within sixty (60) days, or

     (e) if any assignment shall be made of TENANT'S property for the benefit of creditors, or

     (f) if the PREMISES become vacant or deserted for a period of 90 days; however, TENANT shall not be deemed to have vacated or deserted the PREMISES if TENANT ceases manufacturing operations for any period of time, as long as TENANT continues to pay rent and additional rent and otherwise perform its obligations under this Lease then, and in each of the above said cases (after the expiration of the aforesaid ten (10) day or twenty (20) day period if applicable), LANDLORD lawfully may (notwithstanding any waiver of any former breach of covenant or waiver of the benefit hereof or consent in a former instance) immediately or at any time thereafter while such default or other stipulation aforesaid continues and without further demand or notice enter into and upon the PREMISES or any part thereof in the name of the whole and repossess the same as of its former estate and expel TENANT and those claiming through or under it and remove its effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate and TENANT covenants that in case of such termination under the provisions of statute by reason of the default of TENANT, TENANT will forthwith pay to LANDLORD all accrued base rent, additional rent, and all sums due and owing and all reasonable costs incurred by LANDLORD in removing TENANT and, on the last day of each calendar month, the difference, if any, pay LANDLORD for the deficiency between rental which would have been due for such month had there been no such termination and the sum of the amount being received by LANDLORD as rent from occupants of the PREMISES, if any.

     17. USE AND OCCUPANCY--The PREMISES may be used and occupied in a manner that is compatible and in compliance with all applicable Federal, state and municipal laws and regulations. LANDLORD agrees not to restrict TENANT'S use of the PREMISES provided that TENANT complies with all such laws and regulations.

     TENANT shall maintain and use the premises in accordance with all applicable laws, ordinances, governmental rules and regulations, directions and orders of governmental agencies having jurisdiction and shall at TENANT'S own expense obtain and maintain in effect all permits, licenses and the like required by applicable law for TENANT'S use.

     18. SIGNS--TENANT shall have the right to install, maintain and replace, at its own cost and expense, after the prior written consent of LANDLORD, such consent not to be unreasonably withheld, conditioned or delayed in each instance, such signs on the PREMISES and in common areas such as driveways, parking areas and sidewalks as it determines, provided the same shall be in compliance with all laws, orders, rules and regulations of all governmental authorities having jurisdiction thereof.

     19. NOTICES--Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless in writing and sent by United States registered or certified mail, return receipt requested, directed, if to TENANT, to the address listed below, or sent by a recognized overnight courier service; and if to LANDLORD, at the address listed herein or such other address as either party may designate by notice from time to time.

If to LANDLORD:    890 East LLC
                   ATTENTION:  Joseph Phelan
                   120 Lumber Lane
                   Building #1
                   Tewksbury, MA 01876

with a copy to:    Mawn and Mawn, P.C.
                   ATTENTION:  James J. Mawn, Esq.
                   215 Lexington Street
                   Woburn, MA  01801

If to TENANT:      Acusphere, Inc.
                   Attention: Chief Financial Officer
                   500 Arsenal Street
                   Watertown, MA 02472
with a copy to:    Testa, Hurwitz & Thibeault, LLP
                   Attention: Lawrence S. Wittenberg, Esquire
                   125 High Street
                   Boston, MA 02110

with a copy to     MassDevelopment
                   75 Federal Street
                   Boston, MA 02110
                   Attention: _______________________________

     20. WAIVER--One or more waivers of any covenant or condition by LANDLORD or TENANT shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by LANDLORD requiring the other party's consent or approval to or of any similar subsequent act. The failure of either party to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease.

     21. INVALIDITY OF CERTAIN PROVISIONS--If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

     22. LANDLORD'S INTEREST--LANDLORD reserves the right to assign or transfer any and all of its rights, title and interest under this Lease, including but not limited to the benefit of all covenants of the TENANT hereunder. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that the obligations imposed upon LANDLORD hereunder shall be binding upon LANDLORD and LANDLORD'S successors in interest only with respect to breaches occurring during LANDLORD'S and LANDLORD'S successors' respective ownership of LANDLORD'S interest hereunder, and LANDLORD and its said successors in interest shall not be liable for acts and occurrences arising from and after the transfer of their interest as LANDLORD hereunder. LANDLORD further agrees to provide TENANT written notice of its intention to transfer its interest in this Lease.

     23. INDEMNIFICATION--TENANT agrees to indemnify and save LANDLORD harmless against any and all bodily and personal injury, loss, claim or damage to any person or property while on the PREMISES occasioned by any act, neglect or omission of TENANT or its employees, agents, licensees, invitees or any other person for whom TENANT is responsible, or occasioned by a default in the proper performance of TENANT's obligation under the terms of this Lease. LANDLORD agrees to indemnify and save TENANT harmless against any and all bodily and personal injury, loss, claim or damage to any person or property occasioned by any act, neglect or omission of LANDLORD or its employees, agents, licensees, invitees or any other person for whom LANDLORD is responsible, in connection with any work performed by LANDLORD in connection with said PREMISES.

     24.    ENVIRONMENTAL.

     (A) The TENANT shall not violate and shall promptly remedy or correct any federal, state or local laws, rules and regulations now or hereafter in effect with respect to Hazardous Material introduced to the PREMISES by TENANT. TENANT shall not use all or any portion of the PREMISES for the generation, storage, treatment, use or disposal of any substance for which a license or permit is required by Massachusetts General Laws, Chapter 21C without the prior written consent of LANDLORD. Without limitation, express or implied under any other requirements of this Lease, the TENANT shall pay all such sums and take all such actions as may be required to avoid or discharge the imposition of any lien on the PREMISES under Massachusetts General Laws, Chapter 21E, Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., any so-called "Superfund" or "Superlien" law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material introduced to the PREMISES by TENANT, and the TENANT shall indemnify and save harmless the LANDLORD from any and all reasonable losses, claims, liabilities and expenses, including, without limitation, reasonable attorneys' fees incurred or suffered by LANDLORD by virtue of the provisions thereof as applied to the PREMISES. It is expressly understood that TENANT shall have no responsibility for, and the foregoing indemnification provisions shall not apply to, any Hazardous Material existing on the Landlord Development, including the PREMISES, as of the date of this Lease. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the early termination or expiration of this Lease.

     (B) For purposes of this Lease, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waster, substance or material, as may now or at any time in the future be in effect, or any other hazardous, toxic or dangerous, waste, substance, or material.

     (C) LANDLORD has provided TENANT with a Phase One Environmental Report and a Phase Two Environmental Report (collectively, the "Environmental Reports"), as more specifically identified on Exhibit F attached hereto. Other than as set forth in such Environmental Reports, LANDLORD represents and warrants to TENANT that (i) LANDLORD has not received any other written notice from any person, entity or governmental authority, which notice indicates the presence of any hazardous material on either the PREMISES or other portions of the Landlord Development and (ii) Landlord has no other environmental reports or studies other than the Environmental Reports.

     25. NET LEASE--It is understood and agreed that TENANT, during the term hereof, is to do all things and make all payments connected with the PREMISES or arising out of any occupation of the PREMISES or any part thereof or its appurtenances, except as otherwise expressly provided in this Lease, and under no condition or contingency is LANDLORD to be called upon to do or perform any act or action or be subject to any liability or responsibility or to make any payments with respect to the PREMISES or any part thereof, except as otherwise expressly provided in this Lease, all so that this Lease shall yield net to LANDLORD the rent specified in this Lease, except as otherwise expressly provided in this Lease.

     26. REAL ESTATE BROKER--LANDLORD and TENANT each warrant and represent to each other that neither has dealt with any real estate broker in connection with this transaction except Hunneman Commercial Real Estate Services and Spaulding & Slye Colliers International. Both parties agree to indemnify the other against and to hold the other harmless from any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted against either party in connection with this transaction by any other broker with whom either party has dealt. LANDLORD shall be responsible to pay all applicable the brokerage fee(s) as per separate written agreement.

     27. SECURITY DEPOSIT--As security for its full and faithful performance of this Lease, TENANT shall deliver to LANDLORD, prior to the commencement of any work at the PREMISES, a security deposit in the form of either (a) a letter of credit issued by a financial institution acceptable to the LANDLORD or (b) a cash deposit to be held in escrow in an interest-bearing account at a financial institution acceptable to LANDLORD, in either case in an amount equal to One Million Dollars ($1,000,000.00). After TENANT has spent at lease Five Million Dollars ($5,000,000) in the construction of the Tenant Improvements and the installation of equipment in the PREMISES, then upon presentation by TENANT to LANDLORD of paid invoices evidencing such amount, the Security Deposit shall be reduced to One Hundred Two Thousand One Hundred Ninety-Six and
50/100 Dollars ($102,196.50). So long as TENANT is not in default under any of the terms, provisions or conditions of this Lease on the expiration date of the TERM or any EXTENSION PERIODS hereunder, LANDLORD will return the deposit to TENANT at the expiration of the TERM or any EXTENSION PERIODS thereof. If TENANT defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Rent, Additional Rent or any other payment due under this Lease, LANDLORD may apply all or any part of the security deposit to the payment of any sum in default or any other sum which LANDLORD may be required or deem necessary to spend or incur by reason of TENANT'S default.

     28. COUNTERPARTS--This Agreement may be signed on any number of indicated counterparts with the same binding effect as if all of the signatures were on one instrument.

     29. SUBORDINATION AND NON-DISTURBANCE AGREEMENT--This lease is subject and subordinate at all times to the lien of existing and future mortgages on the leased property. Although no instrument or act by TENANT is necessary to effect such subordination, TENANT shall, nevertheless, execute and deliver such further instrument subordinating the lease to the lien of all such mortgages, in the form reasonably desired by the mortgagee. TENANT hereby appoints LANDLORD its attorney-in-fact, irrevocably, to execute and deliver any such instrument for TENANT.

     (A) NONDISTURBANCE. So Long as TENANT is not in default in the payment of rent or additional rent or in the performance of any term of the lease, TENANT'S possession of the leased property and its rights and privileges under the lease or any renewal thereof shall not be diminished or interfered with by any mortgagee.

     (B) ATTORNMENT. If the mortgage is foreclosed for any reason, and any mortgagee succeeds to LANDLORD'S interest under the lease, TENANT shall be bound to the mortgagee under all of the terms of the lease for the balance of the remaining term with the same force and effect as if mortgagee were the landlord under the lease. TENANT hereby attorns to mortgagee as its landlord, such attornment to be effective and self-operative, without the execution of any further instrument by either party, as soon as mortgagee succeeds to the landlord's interest under the lease. Notwithstanding any contrary provision herein, TENANT shall Notwithstanding any contrary provision herein, TENANT shall not be required to pay rent to the mortgagee until TENANT receives written notice from mortgagee that it has succeeded to the landlord's interest under the lease. The respective rights and obligations of TENANT and mortgagee upon such attornment shall, to the extent of the then remaining balance of the lease term, be the same as now set forth therein, it being the parties' intention for this purpose to incorporate the lease in this agreement by reference with the same force and effect as if set forth at length herein.

     30. EXPANSION OPTION--In addition to the space defined as the PREMISES, LANDLORD owns additional property that is adjacent to the PREMISES. Such additional property consists of:

     (A)    Warehouse space located to the rear of the PREMISES (the
"warehouse");

     (B) Unused land in the forested area that is behind the PREMISES (the "unused land"); [the warehouse and the unused land being collectively referred to as the "Expansion Property".]

It is understood that one of the inducements for TENANT entering into this lease is the potential for the TENANT to expand its operations. Accordingly, provided that TENANT is not then in default of this Lease, throughout the term of this lease, including the EXTENSION PERIOD, TENANT will have a right of first refusal to lease each of the warehouse and unused land from LANDLORD if the LANDLORD should decide to lease the warehouse or unused land. Furthermore, LANDLORD agrees not to lease or sell the unused land to any other party for a period of three (3) years from the commencement date of this Lease. Notwithstanding the above, in the event LANDLORD receives a bona-fide proposal from a third party to lease or purchase the warehouse and/or unused land, LANDLORD agrees to provide TENANT thirty (30) days' advance written notice of the terms of any bona-fide proposal that LANDLORD is evaluating for the lease of the warehouse and/or unused land such that TENANT will have sufficient time to elect to match such proposal. If, after thirty days from notice, TENANT elects not to match such third-party proposal, TENANT's right of first refusal will expire with respect to the subject warehouse or unused land. However, if LANDLORD does not then lease or sell such space within thirty (30) days from the end of the thirty-day notice period, TENANT's first refusal rights for such space shall be reinstated under the same terms as though it had not expired.

     Notwithstanding the above, if at any time during the term of this lease, including the EXTENSION PERIOD, TENANT notifies LANDLORD that TENANT desires to lease the warehouse or unused land, LANDLORD and TENANT agree to enter into good faith negotiations regarding commercially reasonable lease terms and to use their best efforts to enter into a lease for such Expansion Property.

     If during the term of lease and extension thereof, LANDLORD elects to sell the Building or the entire Landlord Development, TENANT shall have a right of first refusal to match any bona fide proposal on the terms and conditions set forth above.

     31. The LANDLORD will consider funding a portion of the TENANT'S buildout to the PREMISES (the "TENANT'S Buildout"); however, LANDLORD'S consideration of such funding shall be subject to the following terms and conditions:

A. TENANT must request in writing to LANDLORD the funding of a portion of such TENANT Buildout (the "TENANT Buildout Allowance").

B. Prior to application, TENANT shall have caused all TENANT Improvements contemplated by paragraph 8 to be completed.

C. The amount of any TENANT Buildout Allowance requested by TENANT shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] /*/ Dollars ($[CONFIDENTIAL TREATMENT REQUESTED] /*/).

D. This lease shall be in full force and effect and there shall be no uncured default.

E. The TENANT Buildout Allowance shall be repaid over the remaining Term of the Lease, as set forth in Subsection 31(F) below.

F. Upon the funding of the TENANT Buildout Allowance, the LEASE shall be amended as follows:

     (i) the initial Term shall be extended to expire ten (10) years from the date of funding of the TENANT Buildout Allowance;

     (ii) the base rent set forth in Section 5 of the LEASE shall be increased on a monthly basis to cover LANDLORD'S Cost of Funds for the TENANT Buildout Allowance; and

     (iii) such other changes shall be made to the LEASE to reasonably implement the financial terms and conditions set forth in this
            Section 31.

G. As used herein, "LANDLORD'S Cost of Funds" shall mean the amount that the base rent needs to be increased under this LEASE on a monthly basis to amortize the TENANT

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     Buildout Allowance portion of the principal sum that LANDLORD will borrow pursuant to the LANDLORD Financing (defined below) over the ten (10) year term of the LEASE (as amended as set forth above) at an interest rate equal to the higher of [CONFIDENTIAL TREATMENT REQUESTED] /*/ % or the interest rate provided to the LANDLORD under such LANDLORD Financing, plus [CONFIDENTIAL TREATMENT REQUESTED] /*/ %.

H. Upon application by TENANT, LANDLORD shall use diligent and good faith efforts to secure financing from a Lender(s) of LANDLORD's choosing (hereinafter "LANDLORD Financing"). Said LANDLORD Financing shall: (1) be on a non-recourse basis, (2) be secured only by the building known as 890 East Street, Tewksbury and improvements thereto, (3) contain a term of years equal to the term of years contained in the LEASE as amended, (4) contain a rate acceptable to LANDLORD and TENANT, and (5) be used to pay off liens created by LANDLORD and to fund the TENANT Buildout Allowance.

I. All costs associated with obtaining said LANDLORD Financing, including, without limiting the generality of the foregoing, all title examination fees, title insurance fees, certified plot plan fees, environmental report fees, appraisal fees, flood certification fees, pre-payment penalties contained in existing mortgage loans and recording fees shall be paid by TENANT. Upon application by TENANT, the LANDLORD shall provide TENANT with a good faith estimate of principal closing costs and the TENANT shall deposit [CONFIDENTIAL TREATMENT REQUESTED] /*/ ($ [CONFIDENTIAL
     TREATMENT REQUESTED] /*/) with LANDLORD to be applied toward said costs. LANDLORD shall refund to TENANT any portion of said deposit not applied to LANDLORD Financing Costs. TENANT shall fund any deficiencies between said deposit and monies actually expended by LANDLORD in obtaining LANDLORD Financing.

J. This proposal to provide the TENANT Buildout Allowance is subject to LANDLORD'S ability to obtain LANDLORD Financing, LANDLORD'S review and satisfaction with TENANT'S Financial Condition at time of application and LANDLORD'S market due diligence. LANDLORD'S proposal to provide financing is subject to such modifications as may be dictated by said underwriting.

K. In no case shall LANDLORD Financing exceed seventy (70%) percent of the value of the PREMISES as determined at the time of TENANT'S application.

L. TENANT shall be required to provide certain financial reporting, including, without limitation, annual financial and operating statements prepared by a CPA acceptable to LANDLORD and quarterly statements of all changes in accordance with generally accepted accounting principles.

M. TENANT shall upon request provide LANDLORD with such information as LANDLORD may request in order to satisfy reasonable investor requests.

N. THIS PROPOSAL SHALL NOT CONSTITUTE NOR BE CONSTRUED TO BE A BINDING COMMITMENT BY LANDLORD. THE TENANT ACKNOWLEDGES THE ABOVE TERMS ARE NEITHER FINAL NOR ALL INCLUSIVE.

     32. CONFIDENTIAL INFORMATION--In connection with this Lease, TENANT is making available to LANDLORD certain confidential information regarding TENANT'S technology, business and operations, construction schedule, manufacturing processes, costs and other information which information may constitute "material nonpublic information" as defined by the U.S. Securities and Exchange Commission (collectively, the "Confidential Information").

     LANDLORD agrees to use the utmost degree of care to maintain and protect any and all Confidential Information delivered to it and not to disclose this Confidential Information to any third party. LANDLORD further agrees to use the Confidential Information solely for the purposes of this Lease. LANDLORD will disclose the Confidential Information only to those of its employees or agents who require knowledge or access to the Confidential Information and who are contractually bound to protect the confidentiality of such Confidential Information. The LANDLORD will inform those employees or agents who have access to the Confidential Information that such information is strictly confidential. LANDLORD may not use or otherwise commercially exploit any of the Confidential Information for any purpose other than the above-stated purpose.

     LANDLORD'S obligations as to Confidential Information not constituting material nonpublic information shall not apply to any portion of the Confidential Information: (a) of which the LANDLORD presently has knowledge and of which it did not learn through its contact with TENANT previous to the date of this Lease; (b) which is presently or becomes publicly available or a matter of public knowledge generally, through no act or omission by the LANDLORD; (c) which is lawfully received by the LANDLORD from a third party who is or was not bound in any confidential relationship to TENANT or (d) which is independently developed by the TENANT without reference to or reliance upon the Confidential Information.

     33. FAILURE TO ACHIEVE NECESSARY PERMITS--It is understood and acknowledged that at the time that the parties enter into this LEASE that TENANT has not had sufficient time to evaluate all potential local, state and federal permits and approvals required for the construction and operations intended by TENANT. Both TENANT and LANDLORD represent that, at the time of entering into this lease, neither are aware of any required permit or approval that should prevent TENANT from conducting such construction and operations in the timeframe and manner for which they are planned. Notwithstanding the foregoing, if TENANT or LANDLORD discover, on or before October 30, 2004, that if any required permit or approval cannot be obtained in a reasonable period of time, TENANT may terminate this LEASE. Upon such termination, TENANT'S continuing obligation to LANDLORD will be limited to restoring the PREMISES to a condition which is consistent with its condition at the beginning of the lease term, and after performance of such obligation, the Security Deposit shall be returned to TENANT and neither party shall have any additional obligations hereunder.

     34. NOTICE OF LEASE--LANDLORD and TENANT agree, upon written request of the other party, to execute a Notice of Lease pursuant to Massachusetts General Laws, Chapter 183, Section 4, for recording with the Middlesex North Registry of Deeds.

                           [SIGNATURE PAGE TO FOLLOW]

     WITNESS the execution hereof under seal the day and year first written above.

                                        LANDLORD:
                                        890 East LLC


                                        By /s/ Joseph J. Phelan, III
                                           -------------------------------------
                                            Joseph J. Phelan, III, Manager


                                        TENANT:


                                        Acusphere, Inc.


                                        By: /s/ Sheri C. Oberg
                                           -------------------------------------
                                           Sheri C. Oberg
                                           President and Chief Executive
                                             Officer

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

The Premises include the following:

1. The Building commonly known as 890 East Street containing 58,398 square feet, more or less, as depicted on the attached plan.

2. Tenant Parking Areas as depicted on the attached plan.

The Expansion Property includes the following:

1. The Warehouse as depicted on the attached plan.

2. That portion of the forested land depicted as "Unused Land" on the attached plan.

                                    EXHIBIT C
                           TERMS OF EXTENSION PERIODS

     EXTENSION PERIOD resulting from the exercise of the option contained in
Section 4 shall be upon the same terms and conditions as the original term of the Lease, except for the annual rent which will be $11.00 per rentable square foot per year for the first five-year extension period and $12.00 per rentable square foot per year for the second five-year extension period.

                                    EXHIBIT D

                                2004 CAM CHARGES
                                 890 East Street
                                  Tewksbury, MA

LANDSCAPING        $27,500.00
-  Weekly mowing/maintenance
-  Site litter pick up
-  Spring clean up/mulch
-  Fertilizer
-  Tree shrub trimming
-  Lawn sprinkler system maintenance
-  Shrub/tree replacement

SNOWPLOWING        $22,000.00
-  Plowing
-  Shovel walks
-  Ice control
-  Snow removal

EXTERIOR BUILDING MAINTENANCE $15,000.00
-  Painting
-  Siding maintenance
-  Caulking

EXTERIOR LIGHTING  $4,500.00
-  Cleaning
-  Bulb replacement
-  Electrical

MANAGEMENT FEE     $20,000.00

PAVEMENT MAINTENANCE (AS NEEDED) $15,000.00
-  Sand sweeping
-  Stripping
-  Pothole repair
-  Seal coating
-  Curb repair

CHARGES PAID BY TENANT

Building insurance

Fire/burglar monitoring
Fire sprinkler maintenance/testing
Trash
Water
Sewer
Interior maintenance/cleaning

                                    EXHIBIT E

                         LEASEHOLD MORTGAGEE PROTECTIONS

     SECTION 1. TENANT and every successor and assignee of TENANT, and any sublessee of all of the demised premises shall have the absolute and unconditional right, without LANDLORD'S consent, from time to time, to mortgage and finance and refinance its interest in this lease and/or its leasehold interest in the demised premises, or any part or parts thereof, without limitation as to amount and without limitation as to what the mortgage secures, under one or more leasehold mortgages ("Leasehold Mortgage"), and the right to assign unconditionally, collaterally or otherwise, this lease and any sublease as collateral security for such Leasehold Mortgage, and in connection therewith, to grant and convey TENANT'S interest in the TENANT Improvements, fixtures and any building service equipment in such form as the holder of the Leasehold Mortgage determines. All proceeds of any Leasehold Mortgage shall belong to TENANT.

     For the purposes of this Article, the term "mortgage" shall include mortgages, deeds of trust, assignments of the sublessor interest, and all similar instruments, as well as security interests, including security interests in personal property, and pledges and assignments of the lessee's interest in this lease, and modifications, replacements and consolidations of any of the foregoing, and the term "the demised premises" shall include the PREMISES as defined in that certain Lease between 890 East LLC, as LANDLORD and Acusphere, Inc., as TENANT dated July __, 2004.

     SECTION 2. The following shall apply in connection with Leasehold
Mortgages:

     (a) There shall be no cancellation, surrender or modification of this Lease by joint action of LANDLORD and TENANT, without the prior consent in writing of the holder of a Leasehold Mortgage ("Leasehold Mortgagee").

     (b) LANDLORD shall, upon serving TENANT with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee, if LANDLORD shall have been apprised in writing of the name and address of such Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the right to remedy or cause to be remedied the defaults complained of, including reimbursement to LANDLORD for any costs or expenses incurred if payable by TENANT under such circumstances, and LANDLORD shall accept such performance by or at the instigation of the Leasehold Mortgagee as if the same had been done by TENANT, provided, however, that the Leasehold Mortgagee shall never be obligated so to do.

     (c) If Landlord elects to terminate this lease by reason of any default of Tenant, the leasehold mortgagee shall not only have and be subrogated to all rights of Tenant with respect to curing such default, but shall also have the right to postpone and extend the specified date for the termination of this lease as fixed by Landlord in its notice of termination, for a period of not more than six months, if: (1) the mortgagee cures any existing default, and meanwhile pays the rent and additional rent and performs all of Tenant's other obligations under this lease; (2) no further defaults accrue hereunder during such extended period; or (3) if the nature of the default is such that the mortgagee is unable to take reasonable steps to cure the same, the mortgagee immediately proceeds to acquire Tenant's interest in this lease by foreclosure of its mortgagee or otherwise.

     (d) In the event of the termination of this Lease for any reason whatsoever, including without limitation default of TENANT, LANDLORD shall, except as hereinafter provided, enter into a new lease with the Leasehold Mortgagee or its nominee for the remainder of the term of this Lease effective as of the date of such termination of this Lease, at the rent and upon the covenants, agreements, terms, provisions and limitations herein contained, provided (i) such Leasehold Mortgagee makes written request for such new lease within sixty (60) days from the date of such termination, (ii) such Leasehold Mortgagee pays or causes to be paid to LANDLORD at the time of the execution and delivery of such new lease any and all sums which would at the time of the execution and delivery thereof be due under this Lease but for such termination, and pays or causes to be paid any and all reasonable expenses, including reasonable counsel fees, court costs and costs and disbursements incurred by the LANDLORD in connection with any such termination, (iii) cures any and all other defaults under this Lease reasonably susceptible of being cured by such holder (only defaults which can be cured by the expenditure of money being deemed reasonably susceptible of being so cured). Any such new lease shall be and remain an encumbrance on the demised premises having the same priority thereon as this Lease and shall be and remain subject to any lien, charge or encumbrance of the demised premises created by LANDLORD. The Leasehold Mortgagee, as tenant under such new lease, shall have the same rights, title and interest in and to the buildings and improvements on the demised premises as TENANT had under this Lease. If the Leasehold Mortgagee becomes the holder of the TENANT's interest, the Leasehold Mortgagee's liability extends only so long as it is the holder of the lessee interest under this Lease, and it shall be released of all further liability from and after the date of any assignment of such lessee interest.

     (e) LANDLORD agrees that the name of the Leasehold Mortgagee may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be initiated by TENANT hereunder. The proceeds from any insurance policies are to be held by any Leasehold Mortgagee and distributed pursuant to the provisions of this Lease, but the Leasehold Mortgagee may reserve its rights to apply to the mortgage debt all, or any part, of TENANT's share of such proceeds pursuant to such Leasehold Mortgage.

     (f) LANDLORD shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement, in form reasonably satisfactory to such

            Leasehold Mortgagee and LANDLORD, between LANDLORD, TENANT and Leasehold Mortgagee, agreeing to all of the provisions of this Section.

     (g) The failure by any such Leasehold Mortgagee to exercise the right under any provision of this Lease shall not be deemed a waiver of its right under any other provision hereof.

     (h) The right of a Leasehold Mortgagee to foreclose a Leasehold Mortgage and to sell or assign the lessee interest in this Lease is expressly recognized and shall never be deemed a violation of any provision of this Lease (but shall be subject to all of the terms and provisions of this Lease).

     (i) Nothing contained herein shall be construed to relieve the Tenant from its obligations under this lease. It is understood that all obligations of Tenant shall continue whether or not a leasehold mortgage is foreclosed or otherwise affects Tenant's use of the property.

     SECTION 3. LANDLORD will, upon request of TENANT, execute, acknowledge, seal and deliver any and all of the instruments to be executed by it, necessary or required to effectuate the provisions of this Article, but nothing herein contained shall require or permit LANDLORD to be or become liable on any promissory note.